Exhibit 23.03

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form (S-8) pertaining to the 1999 Equity Incentive Plan and the 1999 Employee Stock Purchase Plan of GoRemote Internet Communications, Inc. of our report dated February 10, 2004, with respect to the consolidated financial statements and schedule of GoRemote Internet Communications, Inc. included in its Annual Report (Form 10-KT) for the period ended October 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
San Jose, California
January 13, 2005